Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

Dave Inc.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	609,890(2)	$37.485	$22,861,726.65	$147.60 per million dollars	$3,374.39

Total Offering Amounts			609,890	$37.485	$22,861,726.65		$3,374.39

Total Fee Offsets							—

Net Fee Due							$3,374.39

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), of Dave Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.

(2)

Represents 609,890 additional shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2021 Amended and Restated Equity Incentive Plan (the “Plan”) on January 1, 2024, pursuant to an annual “evergreen” increase provision contained in the Plan. Pursuant to such provision, the number of shares reserved for issuance under the Plan automatically increases on the first day of each fiscal year, starting in fiscal year 2022, by a number of shares that does not exceed the lesser of (i) 5% of the outstanding shares of Class A Common Stock on the last day of the immediately preceding Fiscal Year (calculated on a fully-diluted and as-converted basis, which, for the avoidance of doubt, shall also include shares of the Company’s Class V Common Stock, par value $0.0001 per share, outstanding on such day), (ii) the number of shares of Class A Common Stock initially reserved for issuance under the Plan, and (iii) such smaller number of shares of Class A Common Stock determined by the Company’s board of directors.

(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is equal to $37.485, which was computed by averaging the high and low prices of a share of the Registrant’s Class A Common Stock as reported on the Nasdaq Stock Market on March 21, 2024.